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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _________________

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 8, 2005

                                _________________


                       PEGASUS COMMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)



           DELAWARE                     0-32383                 23-3070336
 (State or Other Jurisdiction    (Commission File Number)      (IRS Employer
       of Incorporation)                                     Identification No.)

        C/O PEGASUS COMMUNICATIONS MANAGEMENT COMPANY
                     225 CITY LINE AVENUE
                  BALA CYNWYD, PENNSYLVANIA                        19004
           (Address of Principal Executive Offices)              (Zip Code)


     Registrant's Telephone Number, Including Area Code:       (610) 934-7000


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On August 8, 2005, Pegasus Broadband Communications, LLC ("Pegasus Broadband Communications"), which is an indirect subsidiary of the Registrant, and Gateway Access Solutions, LLC ("Gateway") entered into an asset purchase agreement for the acquisition by Pegasus Broadband Communications of Gateway's rights to lease Educational Broadcast Services ("EBS") channels under 52 leases in 23 markets covering approximately 2.0 million households in Arkansas, Illinois, Kansas, Oklahoma, and Texas. The total purchase price for all of the leases is $3.2 million. Subject to a number of conditions precedent, including approval of the Registrant's Board of Directors, the leases would be transferred to Pegasus Broadband Communications in a series of closings, with Pegasus Broadband Communications determining which of the leases it would acquire at any particular closing. In the event that certain conditions precedent are not met with respect to a particular lease, or Pegasus Broadband Communications determines that it will not provide its services using EBS spectrum in a particular market, Pegasus Broadband Communications may elect not to close on that lease. The purchase price for each lease is payable, at the election of Pegasus Broadband Communications, either fully in cash or 75% in cash and 25% in our Class A common stock, subject to Pegasus Broadband Communications' right, for three years following the last closing and exercisable in its sole discretion, to buy back up to 80% of the Class A shares at a price equal to 122% of the market price of such shares when issued. In connection with this transaction, under certain circumstances, Gateway would also be required to issue a warrant to Pegasus Broadband Communications to acquire up to that number of shares of stock of Gateway enabling Pegasus Broadband Communications to hold 14% of the shares of Gateway stock determined on a fully diluted "as converted" basis, which number shall be determined upon Pegasus Broadband Communications initial exercise of the warrant. The warrant would be exercisable over a period of ten years from the issuance date of the warrant and shall be exercisable at a purchase price of $0.03 per share. Pegasus Broadband Communications may terminate the asset purchase agreement if it has not obtained approval of the transaction from the Registrant's Board of Directors by September 30, 2005.

         The terms and conditions of the asset purchase agreement are incorporated herein by reference to Exhibit 10.1 of this Current Report on Form 8-K.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(a) - (b)         Not applicable.

(c)               Exhibits.

Exhibit No.       Description of Exhibit

10.1 Asset Purchase Agreement, dated as of August 8, 2005, between Pegasus Broadband Communications, LLC and Gateway Access Solutions, Inc. (Exhibits to this Asset Purchase Agreement are omitted, and will be provided to the Securities and Exchange Commission upon request.)





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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEGASUS COMMUNICATIONS CORPORATION


                                            By       /s/ Scott A. Blank
                                              ----------------------------------
                                                     Scott A. Blank,
                                                     Senior Vice President


Date: August 12, 2005






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